MyTel Enters into Agreement to Acquire Midwest Marketing Group and Northstar Telecom

CLEC Acquisition will add over 20,000 Lines and $10 Million in Annualized Revenues

Winter Garden, Florida – May 21, 2007 – Cordia Corporation (“Cordia”), (OTCBB: CORG), a CLEC and global communications service provider offering Voice over Internet Protocol (“VOIP”) and Magellan services announced that one of its subsidiaries, My Tel Co, Inc. (“My Tel”) has entered into a definitive agreement to purchase all of the outstanding common stock of Midwest Marketing Group, Inc. (“Midwest”).  As a result of the stock purchase, My Tel will acquire Midwest and its wholly-owned operating subsidiary Northstar Telecom, Inc. (“NST”), which operates as a CLEC in the Qwest and Verizon territories.  The purchase price is comprised of cash, Cordia Corporation common stock and a three (3) year note.  The closing is subject to regulatory approval and the parties are hopeful that the closing will occur by August 1, 2007. After the acquisition is completed, Cordia will serve customers in fifteen (15) states.

“The market penetration of NST fits perfectly within our operating territory and their 300-seat call center compliments our overall sales strategy,” said Joel Dupré, Cordia’s Chairman and CEO.   “We expect the customer base to be integrated seamlessly into our systems as we are able to leverage our existing infrastructure to handle this and future acquisitions. The cost savings that we will be able to capture and revenue synergies that we will generate from this acquisition will provide substantial accretion to the business, making this a winning proposition for our shareholders, customers and our employees," commented Mr. Dupré.

“We're excited to join forces with Cordia and continue our combined objectives of delivering superior products and services at competitive rates," stated Matt O’Flaherty, President of Midwest. “With Cordia’s back office systems and our sales and marketing expertise, the combination made perfect sense. We have seen Cordia’s accomplishments, both domestically and internationally, and feel we can be a big part of the future success,” concluded Mr. O’Flaherty.

“Midwest has a proven track record in producing sales.  Over the past couple of years, in addition to being one of the largest outsourced sales producers we have ever worked with,  Midwest’s internal sales efforts  have resulted in the steady and continued growth of NST’s customer base generating over $10 million  in annualized revenues,” said Kevin Griffo, President of My Tel. “We look forward to Matt joining our management team and believe that his telemarketing and CLEC experience make him the perfect choice to manage our call center operations which now include Midwest’s 300 seat center in Nebraska and our 135 seat Cebu, Philippines call center.”

About Cordia Corporation

Cordia Corporation, through its operating subsidiaries, Cordia Communications Corp., CordiaIP Corp., My Tel Co, Inc. and Cordia International Corp. offers business, residential, and wholesale customers local and long distance telecommunications services in more than sixty (60) countries utilizing traditional wireline and Voice over Internet Protocol (“VoIP”) technologies.  In addition, Cordia develops and provides a suite of proprietary web-based billing software and outsourced services to local, long distance and VoIP telecommunications providers.

Safe Harbor

This release contains forward-looking statements that involve risks and uncertainties. Cordia's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, availability of management; availability, terms, and deployment of capital; Cordia's ability to successfully market its services to current and new customers, generate customer demand for its product and services in the geographical areas in which Cordia can operate, access new markets, all in a timely manner, at reasonable cost and on satisfactory terms and conditions, as well as regulatory, legislative and judicial developments that could cause actual results to vary in such forward-looking statements.

Contact:

     Cordia Corp

     Kevin Griffo, 866-777-7777

     kgriffo@cordiacorp.com